Exhibit 24.1

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints John G. Perry, singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of REVA, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/John G. Perry                                   July 7, 2003
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John G. Perry                                      Date
Chief Executive Officer, Principal
Accounting Officer and Director


/s/Frank A. Maas                                   July 7, 2003
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Frank A. Maas                                      Date
Chairman of the Board, Vice President
of Engineering and Director